UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-k

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/01/2005

Internet Security Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-23655

Delaware	58-2362189
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6303 Barfield Road, Atlanta, Georgia 30328
(Address of Principal Executive Offices, Including Zip Code)

(404) 236-2600
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 7.01.    Regulation FD Disclosure

On March 1, 2005, management of Internet Security Systems, Inc. ("ISS") and ISS' independent registered public accounting firm, Ernst & Young LLP, met with the Audit Committee of ISS' Board of Directors to notify them that management and Ernst & Young had identified a material weakness in ISS' internal control over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934, in the course of their respective evaluations of the effectiveness of ISS' internal control over financial reporting as of December 31, 2004.

A "material weakness" in internal control over financial reporting is defined by the Public Company Accounting Oversight Board's Auditing Standard No. 2 as a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

The material weakness identified by management and Ernst & Young relates to revenue recognition for sales contracts with multiple revenue elements. Specifically, there was an incorrect conclusion initially made regarding revenue recognition involving one contract with specified upgrade rights executed in the quarter ended December 31, 2004. The error was detected, corrected and was properly accounted for (i.e., the revenue from the contract was deferred to later periods) in ISS' results for the year and quarter ended December 31, 2004 as previously reported in ISS' Current Report on Form 8-K filed January 31, 2005 regarding ISS' earnings for the fourth quarter and year ended December 31, 2004. Additionally, other control deficiencies were identified in the revenue recognition area that were evaluated in connection with the determination of this material weakness in internal controls. We do not expect any restatement of prior period financial statements, or any qualification to Ernst & Young's audit report on our consolidated financials statements for 2004, as a result of this matter.

We are improving ISS' internal control over financial reporting as it relates to revenue recognition in an effort to remediate this material weakness and other control deficiencies that were identified during this process. We expect that this remediation will include:

*        additional training on complex revenue recognition principles for our contract administration and accounting staff during the quarter ended March 31, 2005 and on an ongoing basis; and

*        establishing an additional level of management review for any contracts that exceed specific materiality thresholds.

Because this material weakness existed as of December 31, 2004, it is anticipated that both management's and Ernst & Young's reports on ISS' internal control over financial reporting, to appear in ISS' Annual Report on Form 10-K for the year ended December 31, 2004, will conclude that ISS' internal control over financial reporting was not effective as of December 31, 2004 based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control Integrated Framework. It is also anticipated that the existence of this material weakness will negatively affect management's evaluation of ISS' disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, in such Form 10-K as of such date.

Forward-Looking Statements

This Form 8-K includes forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements include our expectations regarding remediation of the material weakness described in this report and the content of our Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission. The risks and uncertainties which could cause differences include, but are not limited to, subsequent information that changes management's expectations or remediation plans. Additional risks and uncertainties are discussed in ISS' periodic filings with the Securities and Exchange Commission, including ISS' 2003 Annual Report on Form 10-K and ISS' Quarterly Report on Form 10-Q for the third quarter ended September 30, 2004. These filings can be obtained either by contacting ISS Investor Relations or through ISS' Web site at www.iss.net or the Securities and Exchange Commission's Web site at www.sec.gov.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Internet Security Systems, Inc.

Date: March 04, 2005.	By:	/s/ Richard Macchia
Richard Macchia
Chief Financial Officer